UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2021

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 8, 2021, in connection with the events described under Item 5.02(d) below, Douglas K. Bratton notified the Board of Directors (the “Board”) of Aquestive Therapeutics, Inc. (the “Company”) of his intention to resign from the Board effective as of February 10, 2021. Mr. Bratton’s departure is not due to any disagreement with the Company.

(d)           On February 8, 2021, the Board appointed Julie Krop, MD and Marco Taglietti, MD to the Board, effective as of February 10, 2021, to fill the vacancies created by Mr. Bratton’s departure and the increase in the size of the Board by one to a total of eight members. Dr. Krop and Dr. Taglietti were each appointed to Class III and will serve until the 2021 Annual Meeting of Stockholders, where they will stand for election. Dr. Krop will serve on the Nominating and Corporate Governance Committee, and Dr. Taglietti will serve on the Audit Committee.

The Board affirmatively determined that each of Drs. Krop and Taglietti will be an “independent director” under applicable rules of the Nasdaq Global Market, and that Dr. Taglietti satisfies the independence requirements for audit committee members set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Nasdaq Global Market.

Drs. Krop and Taglietti will receive compensation consistent with that of the Company’s other non-employee directors as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2020.  Under our non-employee director compensation program, Drs. Krop and Taglietti will each receive an initial grant of 28,500 stock options, effective on the second full trading date following the Company’s release of fourth quarter/fiscal year 2020 earnings in accordance with the Company’s equity grant policy.  These options will vest over three years in annual one-third increments.

The selection of Drs. Krop and Taglietti to serve as members of the Board was not made pursuant to any arrangement or understanding with any other person. In addition, there are no transactions involving Dr. Krop or Dr. Taglietti requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 9, 2021, the Company issued a press release announcing the matters described in Item 5.02 above.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of, or otherwise subject to the liabilities of, Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2021	Aquestive Therapeutics, Inc.

	By:	/s/ Lori J. Braender
Name: Lori J. Braender
Title: Senior Vice President, General Counsel